EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT made and entered into as of the 3rd day of March, 1995, by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation, (hereinafter collectively referred to as the "Employer" or the "Company"), and VIRGINIA M. DOLLARD (hereinafter referred to as the "Employee").


                              W I T N E S S E T H:
                              --------------------
         WHEREAS, Employer is engaged in the business of owning and operating nursing care facilities and other health care-related businesses through its subsidiaries and tradenames; and
         WHEREAS, Employer wishes to employ Employee, and Employee wishes to accept such employment, on the terms and conditions set forth herein; and
         WHEREAS, in the course of her employment, and as a necessary consequence thereof, Employee will receive information and acquire knowledge of special procedures, processes, business conduct, and knowledge that is private, proprietary, and secret to the Company in its business; and
         WHEREAS, the business, as well as the success and profits of the Company, depend in large part upon the maintenance of secrecy as to such information, processes, procedures and knowledge as to the conduct of the Company's business generally.
         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, as well as the agreement to employ the Employee or to continue to employ the Employee under the terms and conditions contained herein, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

                                    ARTICLE I

                             EMPLOYMENT RELATIONSHIP

         1.1 EMPLOYMENT. The Employer hereby employs the Employee in the position of Senior Vice President - Southeast Division, pending approval by the Board of Directors of the Company, with such responsibilities as may be assigned to Employee from time to time by the Senior Vice President - Operations. Employee shall report to and be responsible to the Senior Vice President - Operations for the period hereinafter set forth, and the Employee hereby accepts such employment. In the event that the Board of Directors does not appoint Employee as Senior Vice President - Southeast Division or does not approve the 25,000 (warrants/options) for the Company's stock pursuant to Section 3.3(b) below, Employee shall be entitled to two years of Base Salary.

         1.2 EXCLUSIVE EMPLOYMENT. During the continuation of the Employee's employment by the Employer hereunder, the Employee will, unless the Employee has first received the prior written consent of the Employer, devote the Employee's entire business time, energy, attention, and skill to the services of the Employer and to the promotion of its interests, and covenants that during such time the Employee will neither: (a) engage in, be employed by, be a director of or be otherwise directly or indirectly interested in (i) any business or activity competing with or of a nature similar to the businesses of the Employer, or (ii) any business or activity engaged in the owning, operation or management of business or activity competing with or of a nature similar to the businesses of the Employer, nor (b) take any part in any business activities that are clearly detrimental to the best interests of the Employer.

                                   ARTICLE II

                              PERIOD OF EMPLOYMENT
                              --------------------

         2.1 TERM. The term of employment under this Agreement shall begin May 1, 1995, and shall end on that date which is six (6) years from May 1, 1995, unless sooner terminated pursuant to the terms of this Agreement. The obligations of the Employee under Paragraph 4.4 shall only be enforceable by Employer in the event (a) Employee terminates this Agreement, (b) the Employer terminates this Agreement for cause, as defined below, and the Employer pays one-half of the Noncompetition Severance pay as set forth below, (c) this Agreement terminates on its natural expiration date and the Employer pays Noncompetition Severance Pay as set forth below, or (d) Employer terminates this Agreement without cause and pays Noncompetition Severance Pay as set forth below.
         2.2 TERMINATION FOR CAUSE. Employer may terminate this Agreement with cause and without any obligation to pay Employee further compensation upon the occurrence of any one or more of the following events:

                  (a) Employee repeatedly fails to reasonably perform any of her material duties of employment or ceases to reasonably perform the full scope of her material professional responsibilities and all material and reasonable assignments in accordance with the highest professional standards or breaches any material term of this Agreement, which failure, non-performance or event is not corrected within fifteen (15) days after written notice is delivered by the Employer to the Employee specifying said failure, non-performance or breach.

                  (b) Employee becomes disabled or is unable to perform her normal duties, which condition persists for a period of sixty (60) days or more, and Employer has provided Employee with disability insurance which shall begin to pay after said sixty (60) day period expires;

                  (c)      Employee is convicted of a felony;

                  (d) Employee is convicted of theft, larceny or embezzlement of Employer's tangible or intangible property.

         2.3 TERMINATION WITHOUT CAUSE. Employer may terminate this Agreement without cause and without any obligation to pay Employee further compensation at any time prior to this Agreement's natural expiration, provided, however, that Employer shall pay to Employee Noncompetition Severance Pay in accordance with
Section 3.4.
         2.4 TERMINATION BY EMPLOYEE FOR GOOD REASON. The Employee may terminate this Agreement for Good Reason, provided she gives the Company prior written notice that Good Reason exists (the "Good Reason Notice"). Upon Employee's termination of this Agreement for Good Reason, Employer shall have no obligation to pay Employee further compensation except to pay to Employee Noncompetition Severance Pay in accordance with Section 3.4(e).

                                   ARTICLE III

                                  COMPENSATION
                                  ------------
         3.1 BASE SALARY. For all services rendered by Employee under this Agreement, the Employee shall receive a base salary at an initial rate of $250,000 per year ("Base Salary"), payable in accordance with the pay period policy established by the Employer from time to time. Said base salary shall be reviewed annually, commencing one year after the date hereof. If at any time Employer decides to effect a company-wide pay reduction, reduction of Employee's base salary under such company-wide pay reduction shall take effect immediately and shall neither cause the termination of this Agreement nor constitute an event of default by the Employer.

         3.2 BONUSES. Within 90 days of the close of each calendar year (begin-ning with calendar year 1994), the Company shall pay to the Employee a cash bonus ("Cash Bonus") in such amount as may be determined according to the criteria below and which may be up to 100% of Base Salary. If at any time Employer decides to effect a company-wide bonus reduction among employees at the Employee's level, reduction of Employee's Cash Bonus under such company-wide bonus reduction shall take effect immediately for that year and shall neither cause the termination of this Agreement nor constitute an event of default by the Employer. This Cash Bonus will be broken down in the following manner:

                  (a) 40% for her division's facilities exceeding the aggregate budget target for all facilities in her division.
                  (b) 40% for the development of profitable new business opportunities including, but not limited to, provider and ancillary service networks, Medica and HMO risk contract relations, new managed care or joint venture relationships, as determined by the Company.
                  (c)      20% for other  performance  indicators,  as  mutually
                           determined by the Company and the Employee.

         3.3 ADDITIONAL BENEFITS. (a) Separate and apart from the Employee's cash compensation as set forth above, the Company shall provide to the Employee coverage under the Company's standard health and disability insurance package as currently provided to Senior Vice Presidents, term life insurance equal to two times Base Salary, a monthly automobile allowance of $450.00, ten (10) sick days, three (3) personal days and three (3) weeks of paid non-cumulative vacation per year. The Company shall reimburse Employee for reasonable business expenses, including telephone and fax costs at her home office and mobile phone costs. Employee shall also be eligible to participate in the Company's Employee Stock Participation Program and the Company's 401(k) Retirement Savings Plan, in accordance with the eligibility requirements of those programs. Employee shall also be eligible for, and be considered for, additional stock options pursuant to the Company's then current Stock Option Plan applicable to Senior Executives, at such times and in such amounts as determined by the Company, in its sole discretion, and approved by the Company's Board of Directors. The 5,000 options for the Company's common stock previously granted to Employee as a member of the Company's Managed Care Advisory Board shall remain subject to the financial and vesting terms and conditions upon which they were issued.

                      (b) As additional compensation for the performance by the Employee of her services hereunder, the Company shall recommend to the Board of Directors that, as soon as is reasonably practicable following the effective date of this Agreement and upon the approval by the Board of Directors, the Employee be granted an employee nonqualified option to purchase 25,000 shares of common stock, which option shall vest according to the Company's standard schedule for vesting over a period of six (6) years. The price per share for purposes of this Section 3.3(b) shall be the price on the date on which the Board of Directors approves this option. In the event that Employee is terminated by the Company without cause or the Employee terminates this Agreement according to Section 3.4(e)(i) (i.e. upon a material dimunition in the Employee's authority and/or duties), the unvested portion of stock option granted under this Section 3.3(b) shall continue to vest according to the Company's standard schedule. In the event of a Change of Control, the unvested portion of stock option granted under this Section 3.3(b) shall vest immediately.

         3.4 SEVERANCE PAY. (a) In the event Employer chooses to terminate this Agreement without cause prior to the Agreement's natural expiration date and so notifies the Employee, then Employer shall pay to Employee non-competition severance pay of one-twelfth (1/12) of Employee's annual salary on a monthly basis ("Noncompetition Severance Pay") for a minimum of twenty-four (24) months or the amount of time remaining until this Agreement's natural expiration, whichever is less, but in no event shall the Employee receive less than 6 months of Noncompetition Severance Pay, provided, however, that Employee shall be bound by the non-competition restrictions of Paragraph 4.4 for as long as Employee is receiving such Noncompetition Severance Pay. The benefits provided for under Paragraph 3.3, above, shall continue to be applicable during any period of salary continuation under this Paragraph 3.4.

         (b) In the event this Agreement terminates at its natural expiration date and Employer elects to enforce and bind Employee to the noncompetition restrictions of Paragraph 4.4 below, then Employer shall pay to Employee Noncompetition Severance Pay for each month of restriction for a period of time which is no later than twenty-four (24) months from the Agreement's natural expiration, which time period shall be at Employer's election, but in no event shall the Employee receive less than 6 months of Noncompetition Severance Pay.

         (c) In the event that this Agreement is terminated by the Employer for cause, and the Employer elects to enforce and bind Employee to the non-competition restrictions of Paragraph 4.4, below, then Employer shall pay to Employee one-half of the Noncompetition Severance Pay for the period during which the non-competition restrictions of Paragraph 4.4 shall apply, up to a period of nine (9) months. Employer may extend the nine-month restriction period of Paragraph 4.4 by paying to the Employee the full Noncompetition Severance Pay for each month of restriction after the initial nine-month restriction period, up to a maximum of three (3) additional months, which time period shall be at Employer's election. The benefits provided for under Paragraph 3.3, above, shall not continue to be applicable during such restriction period.

         (d) In the event Employee terminates this Agreement, other than for Good Reason as defined below, prior to the Agreement's natural expiration date, then Employee shall not be entitled to any Noncompetition Severance Pay,
provided,   however,  that  Employee  shall  be  bound  by  the  non-
competition restrictions of Paragraph 4.4 for a period of nine (9) calendar months following the date of termination of the Employee's employment hereunder.

         (e) In the event Employee terminates this Agreement for Good Reason prior to the Agreement's natural expiration date, the Company shall bind the Employee to the non-competition restrictions of Section 4.4 for a period of twelve (12) months following the termination of the Employee's employment hereunder, provided, however, that Company shall then pay the Employee full Noncompetition Severance Pay for each month that the Employee is bound by the non-competition restrictions of Section 4.4. Good Reason is defined as either
(i) a material dimunition in the Employee's authority and/or duties or (ii) a Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to occur if (i) there shall be consummated (x) any consolidation, reorganization or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, including any "group" (as defined in Section 13(d)(3) of the Exchange Act) (other than the Executive or any group controlled by the Executive)) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Company's outstanding common stock (other than pursuant to a plan or arrangement entered into by such person and the Company) and such person discloses its intent to effect a change in the control or ownership of the Company in any filing with the Securities and Exchange Commission.

                                   ARTICLE IV

                            COVENANTS OF THE EMPLOYEE
                            -------------------------

         4.1 OWNERSHIP AND RETURN OF DOCUMENTS. The Employee agrees that all memoranda, notes, records, papers or other documents and all copies thereof relating to the Employer's operations or businesses, some of which may be prepared by the Employee, and all objects associated therewith in any way obtained by the Employee shall be the Employer's property. The Employee shall not, except for employer's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Employer's facilities nor use any information concerning them except for the Employer's benefit, either during the Employee's employment or thereafter. The Employee agrees that the Employee will deliver all of the aforementioned documents and objects that may be in her possession to the Employer on termination of the Employee's employment, or at any other time on the Employer's request, together with the Employee's written certification of compliance with the provision of this paragraph.

         4.2 CONFIDENTIAL INFORMATION. In connection with employment at the Company, Employee will have access to confidential information consisting of some or all of the following categories of information. Employer and Employee consider their relation one of confidence with respect to such information:

                  (a) FINANCIAL INFORMATION, including but not limited to information relating to the Company's earnings, assets, debts, prices, pricing structure, volume of purchases or sales or other financial data whether related to the Company or generally, or to particular products, services, geographic areas, or time periods;

                  (b) SUPPLY AND SERVICE INFORMATION, including but not limited to information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Company details of which are not generally known;

                  (c) MARKETING INFORMATION, including but not limited to information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, sales fore-casts, advertising formats and methods or results of marketing efforts or information about impending transactions;

                  (d) PERSONNEL INFORMATION, including but not limited to information relating to employees' personal or medical histories, compensation or other terms of employment actual or proposed promotions, hirings, resignation, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information; and

                  (e) CUSTOMER INFORMATION, including but not limited to information relating to past, existing or prospective customers' names, addresses or backgrounds, records of agreements and prices, proposals or agreements between customers and the Company, status of customers' accounts or credit, or related information about actual or prospective customers as well as customer lists.

                  (f) INVENTIONS AND TECHNOLOGICAL INFORMATION, including but not limited to information related to proprietary technology, trade secrets, research and development data, processes, formulae, data and know-how, improvements, inventions, techniques, and information that has been created, discovered or developed, or has otherwise become known to the Company (including without limitation information created, discovered, developed or made known by or to the Employee during the period of or arising out of Employee's employment by the Company), and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged.


         All of the foregoing are hereinafter referred to as "Trade Secrets." During and after the employment by the Company, regardless of the reasons that such employment ends, Employee agrees:

                  (aa) To hold all Trade Secrets in confidence and not discuss, communicate or transmit to others, or make any unauthorized copy of or use the Trade Secrets in any capacity, position or business except as it directly relates to Employee's employment by the Company;

                  (bb) To use the Trade Secrets only in furtherance of proper employment related reasons of the Company to further the interests of the Company;

                  (cc) To take all reasonable actions that Company deems necessary or appropriate, to prevent unauthorized use or disclosure of or to protect the Company's interest in the Trade Secrets; and

                  (dd) That any of the Trade Secrets, whether prepared by Employee or which may come into Employee's possession during Employee's employment hereunder, are and remain the property of the Company and its affiliates, and all such Trade Secrets, including copies thereof, together with all other property belonging to the Company or its affiliates, or used in their respective businesses, shall be delivered to or left with the Company.

         This Agreement does not apply to (i) information that by means other than Employee's deliberate or inadvertent disclosure becomes well known to the public; (ii) disclosure compelled by judicial or administrative proceedings after Employee diligently tries to avoid each disclosure and affords the Company the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

         The Employee specifically waives any rights to customer names, customer lists, customer files or parts thereof as well as test results or information Employee might otherwise be entitled to by virtue of any applicable state or federal law or regulation.

         4.3 NON-SOLICITATION AND NON-PIRATING. For a period of two (2) years following a termination or the natural expiration of this Agreement, the Employee hereby agrees that, without the express written consent of the Employer, the Employee will not, directly or indirectly, for the Employee or on behalf of any other person, firm, entity or other enterprise:

                  (a) call upon any client or customer of the Employer or in any way solicit, divert or take away any client or customer of the Employer who was a client or customer of the

         Employer while the Employee was an employee of the Employer under this Agreement (such period being hereinafter referred to as the "Employment Period"); and

                  (b) disturb, hire, entice away or in any other manner persuade any employee, client, or customer of the Employer who was an employee, client, or customer of the Employer during the Employment Period, to alter, modify or terminate their relationship with the Employer as an employee, client, or customer, as the case may be.

         4.4 NON-COMPETITION. In consideration of the Employee's employment hereunder, and subject to the provisions of Paragraphs 2.1 and 3.4, above, the Employee hereby agrees that, without the express written consent of the Employer, the Employee will not, directly or indirectly, for the Employee or on behalf of any other person, firm, entity or other enterprise, during any period by which the Employee is receiving Noncompetition Severance Pay pursuant to Paragraph 3.4 or, in the event Employee terminates this Agreement pursuant to Paragraph 3.4(d) then for a period of nine (9) months, be employed by in the same capacity as hereunder, be a director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, give advice to, loan money to or otherwise associate with, any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any nursing home, hospital, health care facility or other entity of any type, licensed or unlicensed, which is engaged in or provides nursing, residential or domiciliary care services or which provides community meals, supervises the personal care of individuals, any of which compete with the Employer or its subsidiaries within 100 miles of any subacute center then operated by the Company or any of its subsidiaries. This provision shall not be construed to prohibit the Employee from owning up to 2% of the issued shares of any company subject to the reporting requirements of Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended.

         4.5 NECESSARY RESTRICTIONS. The Employee acknowledges that the restrictions contained in Paragraphs 4.3 and 4.4 are reasonable and necessary to protect the legitimate business interests of the Employer and that any violation thereof by her would result in irreparable harm to the Employer. Accordingly, the Employee agrees that upon the violation by her of any of the restrictions contained in Paragraphs 4.3 or 4.4, the Employer shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

        4.6 PRIOR EMPLOYERS. Employee hereby represents and warrants to the Company that (i) she is not bound by any agreement with any prior employer or other party to refrain from using or disclosing any confidential information or from competing with the business of such employer or other party, (ii) her performance under this Agreement will not breach any other agreement by which she is bound, and (iii) she has not brought with her to the Company, nor will she bring or use in the performance of her responsibilities at the Company, any materials or documents of a former employer which are not generally available to the public.
         4.7 REMEDIES FOR BREACH. The Employee acknowledges that the covenants contained in Article IV of this Agreement are independent covenants and that any failure by the Employer to perform its obligations under this Agreement (other than the act of nonpayment which is not cured by the Employer within thirty (30) days of the receipt of written notice of said condition from the Employee) shall not be a defense to enforcement of the covenants contained in Article IV, including but not limited to a temporary or permanent injunction. The Employee acknowledges that damages in the event of Employee's breach of this Article IV will be difficult, if not impossible, to ascertain and it is therefore agreed that the Employer, in addition to, and without limiting any other remedy or right it may have, shall have the right to an injunction enjoining the said breach.

                                    ARTICLE V

                                   ASSIGNMENT
                                   ----------
         5.1 PROHIBITION OF EMPLOYMENT ASSIGNMENT. The Employee agrees on behalf of the Employee and the Employee's heirs and executors, personal representatives, and any other person or persons claiming any benefit under the Employee by virtue of this Agreement, that this Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Employee or the Employee's heirs, executors and personal representatives, and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Agreement or any such rights, interests and benefits thereunder contrary to the foregoing provision, or the levy of any attachment or similar process thereupon shall be null and void and without effect and shall relieve the Employer of any and all liability hereunder.

         5.2 RIGHT OF EMPLOYER TO ASSIGN. This Agreement shall be assignable and transferable by the Employer to Employer's transferee, assignee or any successor-in-interest, parent, subsidiary or affiliate of Employer, and shall inure to the benefit of and be binding upon the Employee, the Employee's heirs and personal representatives, and the Employer and its successors and assigns. Employee agrees to execute all documents necessary to ratify and effectuate such assignment.

         5.3 BINDING EFFECT IF TRANSFERRED. In the event this Agreement is transferred by Employer, the term "Employer" and "Company" used herein shall refer to and be binding upon the Employer's transferee or assignee.

                                   ARTICLE VI

                                     GENERAL
                                     -------

         6.1 GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Maryland, irrespective of the fact that the Employee may become a resident of a different state.

         6.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Employer and the Employee and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

         6.3 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof; this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject hereof. No change or modification of this Agreement shall be valid unless the same be in writing and signed by both parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

         6.4 SEVERABILITY. If any portion of this Agreement shall be for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.
                                  -15-

         6.5 NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be delivered by hand, registered or certified mail with return receipt requested or by a nationally recognized overnight delivery service, in each case with all postage or other delivery charges prepaid, and to the address of the party to whom it is directed as indicated below, or to such other address as such party may specify by giving notice to the other in accordance with the terms hereof. Any such notice shall be deemed to be received (i) when delivered, if by hand, (ii) on the next business day following timely deposit with a nationally recognized overnight delivery service, or (iii) on the date shown on the return receipt as received or refused or on the date the postal authorities state that delivery cannot be accomplished, if sent by registered of certified mail, return receipt requested.

IF TO THE COMPANY:       Integrated Health Services, Inc.
                         10065 Red Run Boulevard
                         Owings Mills, MD 21117
                         Attn: General Counsel

IF TO THE EMPLOYEE:      Virginia M. Dollard
                         1480 Waterfront Road
                         Reston, VA  22094

         6.6 INDEPENDENT LEGAL COUNSEL. Employee represents and warrants that she has had the opportunity to seek the advice of independent legal counsel prior to signing this Agreement, and that the Company has recommended to her that she obtain such counsel.

         6.7 ATTORNEYS' FEES. In the event of litigation concerning this Agreement, the prevailing party shall be entitled to collect from the losing party attorneys' fees and costs, including those on appeal.

         IN WITNESS WHEREOF, the Employer has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Employee has hereunto set Employee's hand on the day and year first above written.

EMPLOYER                                     EMPLOYEE
--------                                     --------

Integrated Health Services, Inc.,
a Delaware Corporation


                                             /s/ Virginia M. Dollard
By: -----------------------------            -----------------------------------
                                             Virginia M. Dollard

                                      -17-